microHelix Announces Annual Shareholder Meeting

For Immediate Release

Contact: Ty Pettit
     Chief Executive Officer
        (503) 968-1600

(October 27, 2004) - PORTLAND, OREGON - microHelix, Inc. (OTC Bulletin Board: MHLX.OB), a manufacturer of complex cable assemblies and ultrasound probes for the medical and commercial markets, today announced that it has scheduled its 2004 annual shareholder meeting for 10:00 am, Pacific Time, on Thursday, December 30, 2004. The meeting will be held at the Company’s offices in Portland, Oregon.

microHelix anticipates that the proxy statement for the annual shareholder meeting will be mailed to shareholders beginning on or about November 19, 2004. Any shareholder proposals requested to be considered at the annual shareholder meeting must be received by the Secretary of microHelix no later than the close of business on Friday, November 12, 2004, at microHelix's offices at 16125 SW 72nd Avenue, Portland, Oregon 97224.

Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current views and estimates of future economic and market circumstances, industry conditions, company performance and financial results. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are subject to risks and uncertainties that could cause the Company’s actual future results to differ materially from the results discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, competition from existing or new products, production delays, lack of market acceptance of the Company’s products, general economic conditions and such other risks and factors as are described from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements made today speak only as of today and the Company does not undertake any obligation to update any such statements to reflect events or circumstances occurring after today.